Exhibit 10.3


                    INDEMNIFICATION AGREEMENT


     This Indemnification Agreement (this "Agreement") is made as of October 13, 2004, by and between DAG Enterprises, Inc. and Douglas A. Glaser (the "Indemnitors"), and Accesstel, Inc., a Utah corporation (the "Indemnitee").

                             RECITALS

     In connection with the acquisition of Global Invest Holdings, Inc. ("Global") by Indemnitee, on October 13, 2004 (the "Acquisition"), and to induce the stockholders of Global to proceed with the Acquisition, the Indemnitors have agreed to assume all liabilities shown on the balance sheet of Indemnitee as at June 30, 2004 and detailed in Schedule I hereto (the "Liabilities").


                            AGREEMENT

     NOW, THEREFORE, do hereby agree as follows:

     1.   Definitions.  As used in this Agreement:

          (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, against the Indemnitee, whether of a civil, criminal or administrative or investigative nature, by reason of or related to the Liabilities.

          (b) The term "Expenses" includes, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which it is not otherwise compensated by the Indemnitors or any third party.

     2. Agreement to Assume Liabilities; Stock Pledge. The Indemnitors agree to assume the Liabilities for purposes inducing the stockholders of Global to proceed with the Acquisition. The Indemnitors shall pledge with Indemnitee Two Hundred Thousand (200,000) shares of common stock of Indemnitee (the "Pledged Shares") to secure to Indemnitee payment by Indemnitors of any amounts due from Indemnitors to Indemnitee hereunder. The Pledged Shares shall be valued at Sixty (60%) Percent of the market price for the common stock of Indemnitee at the time of any release from escrow to Indemnitee to satisfy Liabilities. The Pledged Shares shall be released to Indemnitors on the earlier of proof of settlement of all Liabilities or one
(1) year from the date of this Agreement.

     3.   Indemnification in Third Party Actions.   The Indemnitors shall
indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding, against all expenses, judgments, fines, and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Utah law; provided that any settlement be approved in writing by the Indemnitors. The liability of the Indemnitors hereunder shall be joint and several.

    4.   Indemnification Procedure.

          (a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Indemnitors under this Agreement, notify the Indemnitors of the commencement thereof. The omission so to notify the Indemnitors will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement.

          (b) If a claim under this Agreement is not paid by the Indemnitors within thirty (30) days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Indemnitee shall not be obligated to utilize or credit the value of any Pledged Shares prior to enforcing any right to indemnification hereunder in court against Indemnitors. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Indemnitors.

          (c) The Indemnitee's Expenses incurred in connection with any Proceeding concerning its right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Indemnitors regardless of the outcome of such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous.

          (d) With respect to any Proceeding for which indemnification is requested, the Indemnitors shall assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnitors to the Indemnitee of their assumption of the defense of a Proceeding, the Indemnitors will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Indemnitors shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Indemnitee shall have the right to employ its own counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Indemnitors of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Indemnitors, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitors and the Indemnitee in the conduct of the defense of a Proceeding (and such conclusion is concurred in by independent counsel selected by the Indemnitors, the selection of whom has been reasonably approved by Indemnitee); or (iii) the Indemnitors shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnitee's counsel shall be at the expense of the Indemnitors.

     5. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any other agreement or otherwise.

     6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Indemnitee and its successors and assigns, and the Indemnitors and their respective successors and assigns, heirs and personal representatives.

     7. Separability. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

    8. Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in interpreting the provisions hereunder. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah.

     9. Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought.

     10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

     11. Notices. Any notice required to be given under this Agreement shall be directed to Indemnitors at 3033 East 1st Avenue, Suite 825, Denver, CO 80206, Attention: Douglas A. Glaser, and to Indemnitee at 66 Clinton Road, Fairfield, NJ 07004, or to such other address as either shall designate in writing.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DAG ENTERPRISE, INC.                         ACCESSTEL, INC.


   /s/ Douglas Glaser                             /s/ Kevin Marion
By:________________                     By:_________________
     President                               President
Its:________________                         Its:_________________

/s/ Douglas Glaser
________________________
Douglas A. Glaser